UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021

GETTY REALTY CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

292 Madison Avenue, 9th Floor, New York, New York	10017-6318
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 349-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2021, the board of directors (the “Board”) of Getty Realty Corp. (the “Company”) announced the appointment of Evelyn León Infurna to the Board to fill the opening created by the retirement of former Chairman and Company co-founder, Leo Leibowitz, in February 2021. Ms. Infurna will serve as a director on the Board until the Company’s 2022 Annual Meeting of Stockholders or until her successor is duly elected and qualified.  Immediately subsequent to such appointment, the Board appointed Ms. Infurna to the Nominating and Corporate Governance Committee of the Board (the “Nominating and Governance Committee”).

Ms. Infurna will receive compensation for her service as a director consistent with the compensation paid to the other non-employee directors of the Company and will be provided with the Company’s standard indemnification agreement for directors (a form of which was filed as Exhibit 10.1 to our Current Report on Form 10-Q for the quarter ended September 30, 2018, filed on October 25, 2018 (File No. 001-13777)).  For 2021, Ms. Infurna will receive a pro-rated annual director fee of $40,000, payable in quarterly installments of $10,000 each for the third and fourth quarters of 2021, and a pro-rated annual fee of $5,000 for her membership on the Nominating and Governance Committee, payable in quarterly installments of $1,250 each for the third and fourth quarters of 2021.  In addition, in connection with her appointment, the Compensation Committee of the Board granted 3,500 restricted stock units to Ms. Infurna, which will vest ratably over a five-year period commencing with the first anniversary of the grant date, settle upon the earlier of the tenth anniversary of the grant date or upon termination of Ms. Infurna’s service as a director, and be subject to the other terms of the director RSU awards described in the Company’s proxy statement for the 2021 annual meeting of stockholders under the caption “Director Compensation” filed with the U.S. Securities and Exchange Commission on March 16, 2021.

There are no arrangements or understandings between Ms. Infurna and any other person pursuant to which Ms. Infurna was elected to serve as a director. Ms. Infurna does not have a direct or indirect material interest in any transaction or proposed transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Infurna is currently a Senior Vice President of Investor Relations with SmartRent.com Inc.  Previously she was a Managing Director with ICR, LLC specializing in strategic communications, capital markets advisory and investor engagement.  Prior to that, Ms. Infurna was a Managing Director in Equity Capital Markets with Citigroup where she was responsible for raising equity capital for companies in the real estate and lodging sectors.  Ms. Infurna also spent over a decade as a portfolio manager and analyst managing real estate and related securities portfolios with Diamondback, Moore Capital, Amaranth and Barings/Cornerstone Advisers.  She commenced her real estate capital markets career as a Director in equity research with Deutsche Bank.  Ms. Infurna has an MBA from Northwestern University’s Kellogg School of Management and a Bachelor of Science from New York University.  Ms. Infurna also serves as an advisory board member to Accesso Partners, a private real estate asset manager based in Miami.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit Number	Description

99.1	Press release issued by Getty Realty Corp. on July 19, 2021.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: July 19, 2021	By:	/s/ Brian R. Dickman
Brian R. Dickman
Executive Vice President
Chief Financial Officer and Treasurer

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